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                                                                   EXHIBIT 10.59

1000 Centerville Turnpike                        [THE FAMILY CHANNEL LETTERHEAD]
Virginia Beach, Virginia 23463
804-523-7064
FAX# 804-523-7880

Larry W. Dantzler
Vice President and
Chief Financial Officer
                                                     September 30, 1991

FAX TO:
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Mr. George Monaster
Vice President, Cable Services
GE American Communications, Inc.
570 Lexington Avenue
32nd Floor
New York, New York 10022

Re: C-3/C-4 Satellite Transponder Sales Agreement, dated as of the 7th day of July, 1989, by and between GE American Communications, Inc., and The Christian Broadcasting Network, Inc., as predecessor in interest to International Family Entertainment, Inc. (the "Agreement")

Dear George:

Reference is made to paragraphs C and D of Article 3 to the above-described Agreement. GE American Communications, Inc. ("Americom") and International Family Entertainment, Inc., as successor in interest to The Christian Broadcasting Network, Inc., ("IFE") desire to amend said sections to extend from October 1, 1991 to December 31, 1991 the date by which IFE must elect to reduce its final payment under the Agreement, in order to pay for In-Orbit Protection and TT&C on a monthly basis.

Accordingly, the parties agree that the date, October 1, 1991 in the second line of paragraph C and the second line of paragraph D of Article 3 to the Agreement, shall be deleted, and in its place in both paragraphs shall be substituted the date, December 31, 1991.

Terms not defined in this letter shall have the meanings ascribed to them in the Agreement. Except as modified by this letter and any prior amendments, the Agreement shall remain in full force and effect.

If the foregoing confirms our understanding, please so indicate by signing on the line below and returning a copy of this letter to me.


Very truly yours,                     Read and Agreed:

/s/ Larry W. Dantzler
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Larry W. Dantzler                     GE American Communications, Inc.
Vice President and
Chief Financial Officer               by:  /s/ George Monaster
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